POWER OF ATTORNEY
RESPECTING SECURITIES EXCHANGE ACT FORMS 3, 4 AND 5 AND RELATED MATTERS
RELATING TO ARGYLE SECURITY, INC.

Know all by these presents, that the undersigned hereby constitutes and appoints each of Don Neville, only for so long as he remains an executive officer of Argyle Security, Inc. (the "Company"), and Bob Marbut, only for so long as he remains an executive officer of Argyle Security, Inc., separately and alone, and NOT together or jointly, the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in connection with the undersigned's capacity as an officer, director and/or stockholder of the Company, Forms 3, 4, and 5 reporting transactions involving the Company's securities in accordance with Section 16(a) of the Securities Exchange Act of 1934;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges to and agrees that: (a) any attorney-in-fact named hereunder may rely upon (1) a copy of this Power of Attorney as executed, including any copy received by telecopy, it being understood that an original will be kept by the Secretary of the Company, (2) any notice, statement, document, email, facsimile, telephone call or other written or oral communication reasonably believed by the attorney-in-fact to be genuine and from the undersigned or his or her representative or broker, and (3) opinions and advice of legal counsel, independent public accountants and other experts, including those engaged by the Company; (b) neither the attorneys-in-fact hereunder nor the Company have assumed or are liable in any way for any of the undersigned's obligations, responsibilities or liabilities (1) to comply with Section 13, Section 16 or any other provision of the Securities Exchange Act of 1934, or (2) for statements contained in any of the undersigned's Forms 3, 4 and 5, whether or not prepared, executed or filed by such attorney-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Notwithstanding anything to the contrary contained herein, the undersigned is not granting hereby any power of attorney with respect to the reporting of transactions in securities issued by any entity other than the Company.

For the purposes of this Power of Attorney, "Securities Exchange Act" shall means the Securities Exchange Act of 1934, or any corresponding or succeeding provisions of applicable law, or the rules and regulations promulgated thereunder; in each case as the same may have been and hereafter may be supplemented, modified, amended, restated or replaced from time to time

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of the 28th day of January, 2008

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Signature

DONALD J. CARR

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